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                                 Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Convergent Communications, Inc. of our report dated March 13, 2000, except for Note 7 as to which date is March 28, 2000 and Note 1 as to which date is April 18, 2000 relating to the consolidated financial statements, which appears in the Form 10-K/A for the year ended December 31, 1999.


PricewaterhouseCoopers LLP

Denver, Colorado

                                October 4, 2000


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